UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-55640	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 – Material Modification to Rights of Security Holders.

On August 6, 2018, the Board of Directors (the “Board”) of AB Private Credit Investors Corporation (the “Company”) approved an amendment and restatement of the Company’s dividend reinvestment plan (the “DRIP,” and, as amended and restated, the “Amended DRIP”). The Amended DRIP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, August 6, 2018. Under the DRIP, cash distributions paid to participating stockholders are reinvested in additional shares of common stock of the Company (the “Shares”) at a price equal to the net asset value per share of the Shares as of the last day of the Company’s fiscal quarter immediately preceding the date such distribution was declared (the “Reference NAV”); provided in the event that a distribution is declared on the last day of a fiscal quarter, the Reference NAV shall be deemed to be the net asset value per share of the Shares as of such day.

Under the Amended DRIP, prior to the initial public offering of the Shares, cash distributions paid to participating stockholders are reinvested in Shares at a price equal to the net asset value per share of the Shares as of such date, as determined by the Board of Directors or committee thereof.

The information set forth above with respect to the DRIP does not purport to be complete in scope and is qualified in its entirety by the full text of the DRIP, which is filed as Exhibit 4.1 hereto and is incorporated into this Current Report on Form 8-K by reference thereto.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Amended and Restated Dividend Reinvestment Plan, effective as of August 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2018	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer